UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☐	Soliciting Material under § 240.14a-12
Markel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MARKEL CORPORATION
4521 Highwoods Parkway
Glen Allen, Virginia 23060
SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2016

The following information supplements the proxy statement (the “Proxy Statement”) of Markel Corporation (the “Company”) furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for the 2016 Annual Meeting of Shareholders and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Only shareholders of record as of the close of business on March 8, 2016 are entitled to receive notice of and to vote at the Annual Meeting.
Supplemental Disclosure Concerning Proposal to Approve the 2016 Equity Incentive Compensation Plan
In connection with the proposal to approve the 2016 Equity Incentive Compensation Plan, the information set forth in the paragraph under the caption “General” on page 5 of the Proxy Statement is supplemented by the addition of the bolded text below.
General
The Plan provides for grants or awards of Restricted Stock, Restricted Stock Units, Performance Grants, and Other Stock Awards (collectively, “Incentive Awards”). The Plan does not authorize grants of stock options or stock appreciation rights. Present and future employees of the Company and its subsidiaries and the Company’s outside directors are eligible to receive Incentive Awards under the Plan. The Company and its subsidiaries currently have approximately 10,600 employees, and the Company currently has ten outside directors. The Compensation Committee of the Board of Directors has the power and complete discretion, as provided in the Plan, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award. The outside directors of the Board of Directors have the power and complete discretion to select outside directors to receive Incentive Awards for outside directors and to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each Incentive Award for each outside director.

Supplemental Disclosure Concerning Proposal to Approve the 2016 Employee Stock Purchase and Bonus Plan
In connection with the proposal to approve the 2016 Employee Stock Purchase and Bonus Plan, the information set forth in the paragraph under the caption “Eligibility” on page 8 of the Proxy Statement is supplemented by the addition of the bolded text below.
Eligibility
All full-time and part-time employees of the Company or designated subsidiaries who are at least 18 years old are eligible to participate in the 2016 Stock Purchase Plan if they elect to do so. Non-employee directors may participate in the plan, if they elect to do so, subject to the following conditions: (i) shares must be held at least six months before they may be withdrawn from the plan or otherwise sold or disposed of by the director; (ii) share purchases under the plan may not exceed the amount of annual fees paid to the director; and (iii) if a director ceases participation in the plan, he may not participate again for at least six months. Participation in the plan automatically terminates in the payroll period following the date an employee ceases to be a full-time or part-time employee or a non-employee director ceases serving as a director. The Company and its subsidiaries currently have approximately 10,600 employees, and the Company currently has ten non-employee directors.
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This Supplement is being filed with the Commission on, and first released to shareholders on or about, April 18, 2016 and should be read together with the Proxy Statement. No other changes have been made to the Proxy Statement or to the matters to be considered at the Annual Meeting.